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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99200) pertaining to the 1990 Incentive Stock Plan, the 1995 Stock Option Plan, the 1995 Employee Stock Purchase Plan, and the 1995 Directors' Stock Option Plan of our report dated July 16, 1997, with respect to the consolidated financial statements and schedule of Metra Biosystems, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                          ERNST & YOUNG LLP

Palo Alto, California
September 26, 1997